Exhibit 10.1

CHEIF EXECUTIVE OFFICER EMPLOYMENT CONTRACT (CEO) BETWEEN (1) Moxian, Inc (the “Company”), of Block A, 9/F, Union Plaza, 5022 Binjiang Avenue, Futian District, Shenzhen City, Guangdong Province, China; and (2) Yin Yi Jun, Identity Card No. 310105198608123217 (the “Executive”), of Room 401, No. 137, Xinjing 3rd Village, Changning District, Shanghai, China. 310105198608123217 137 401 THE PARTIES AGREE AS FOLLOWS 1. Interpretation 1.1. In this Agreement, where the context admits: “Board” means the board of directors of the Company and/or any other Group Company. “Confidential Information” means any trade secrets or confidential information (which may include commercially sensitive information) important to and relating to the business of the Company and/or any other Group Company or relating to any clients, employees, consultants or officers of the Company and/or any other Group Company. Confidential information includes but is not limited to confidential customer lists or requirements, pricing structures, marketing and sales information, business plans or dealings, non-public financial information and plans, designs, formulae, product plans, research activities, and Intellectual Property; any documents marked as confidential (or a similar expression); any information which the Executive has been told is of a confidential nature or which might reasonably be expected by the Company and/or any other Group Company to be regarded as confidential; and/or any information which has been given to the Company and/or any other Group Company in confidence. “Commencement Date” means February 5, 2018, or such other mutually agreed date. 2018 2 5 , “Group Company” means Moxian, Inc. a Nevada incorporated company, its subsidiaries and viable interest entity. “Intellectual Property” means all intellectual and industrial property and all rights therein including, without limiting the generality of the foregoing, all inventions (whether patentable or not, and whether or not patent protection has been applied for or granted), improvements, developments, discoveries, proprietary information, trademarks, trade names, websites, internet domain names, logos, art work, slogans, know-how, technical information, trade secrets, processes, designs (whether or not registrable and whether or not design rights subsist in them), utility models, works in which copyright may subsist (including computer software and preparatory and design materials therefor), and all works protected by rights or forms of protection of a similar nature or having equivalent effect anywhere in the world. “Restricted Business” means the design, development, marketing or sales of software, or any other process, system, product or service marketed, sold or under development by the Company and/or any other Group Company. “Restricted Client” means any person, firm, corporation or other form of entity to whom the Company and/or any other Group Company rendered services or had made a pitch at any time during his employment. “Prospective Client” means any person (other than a Restricted Client) who, at any time during the Executive’s employment, or, where the covenant applies after termination of employment, at any time during the six month period immediately prior to the date of his termination of employment, was a person: (1) from whom the Company and/or any other Group Company solicited or has solicited business during the relevant period; (2) to whom the Company and/or any other Group Company has made a presentation during the relevant period; or (3) for whom the Company and/or any other Group Company has taken steps in preparing to solicit business during the relevant period, and with whom during such relevant period the Executive shall have had business dealings. 1.2. In this Agreement, where the context admits: (A) references to any statute or statutory provisions include a reference to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and any reference to a statutory provision shall include any subordinate legislation made from time to time under that provision;

 12.3. The Executive agrees and undertakes that all Intellectual Property made or discovered by him shall not infringe any rights of any third party (including but not limited to contractual or intellectual property rights) or put the Company and/or any other Group Company into disrepute, and shall be original. 13. Restrictions 13.1. The Executive covenants with the Company (for itself and on behalf of each other Group Company) as follows. (A) Non-competition The Executive shall not during his employment or at any time during six (6) month period after the date of the termination of his employment, except in the event of a wrongful termination by the Company, be engaged, concerned or interested, either directly or indirectly in any capacity (including but not limited to as principal, agent, advisor, employee, consultant, or officer) in any trade or business or occupation whatsoever in Singapore, Hong Kong & People’s Republic of China which would or might reasonably be considered to compete with the Restricted Business. (B) Non-dealing with clients The Executive shall not during his employment or at any time during six (6) months period after the date of termination of his employment, except in the event of a wrongful termination by the Company, either on his own account or in conjunction with or on behalf of any other person, have business dealings directly or indirectly with any person who is a Restricted Client or Prospective Client provided always that nothing contained in this clause shall be deemed to prohibit the seeking or doing of business not in direct or indirect competition with the Restricted Business. (C) Non-solicitation of clients The Executive shall not during his employment or at any time during six (6) months period after the date of termination of his employment, except in the event of a wrongful termination by the Company, either on his own account or in conjunction with or on behalf of any other person solicit or interfere with or attempt to solicit or interfere with the Company’s and/or any other Group Company’s relationship with any Restricted Client or Prospective Client, provided always that nothing contained in this clause shall be deemed to prohibit the seeking or doing of business not in direct or indirect competition with the Restricted Business.

 (D) Non-solicitation of employees The Executive shall not during his employment or at any time during six (6) months period after the date of termination of his employment, except in the event of a wrongful termination by the Company, either on his own account or in conjunction with or on behalf of any other person, solicit or entice away or attempt to solicit or entice away (or assist any other person whether by means of the supply of names or expressing views on suitability or otherwise howsoever to solicit or entice away) from the Company and/or any other Group Company, any individual who is a management and/or senior employee or director or officer of the Company and/or any other Group Company, whether or not any such person would commit a breach of contract by reason of his leaving service. 13.2. Each of the restrictions in this clause shall be construed as a separate and independent restriction and if one or more of the restrictions is found to be void or unenforceable, such void or unenforceable part shall be deemed deleted and the validity of the remaining restrictions shall not be affected. 14. Termination 14.1. The Executive’s employment may be terminated by either party giving at any time one (1) months’ written notice or payment in lieu. 14.2. The Executive's employment may be terminated summarily by the Company without notice or payment in lieu of notice if the Executive misconducts himself such conduct being inconsistent with the due and faithful discharge of his duties. 14.3. The Executive's employment may be terminated by the Company giving at any time seven (7) days’ notice or payment in lieu if the Executive: (A) has a bankruptcy order made against him or if he makes any arrangement or composition with his creditors with or for the benefit of his creditors generally; (B) is convicted of any criminal offence other than an offence which, in the reasonable opinion of the Company, does not affect his position as an employee of the Company (bearing in mind the nature of the duties in which he is engaged and the capacity in which he is employed);

 (C) resign with immediate effect from any offices he holds with the Company and/or any other Group Company; and/or 15.2. For the avoidance of doubt, during any such period the Company will not have any obligation to provide the Executive with work but salary and contractual benefits will continue to be payable and he will remain bound by all of the express and implied obligations arising out of his employment with the Company, including the obligations of good faith and fidelity. The Executive agrees that he will comply with any requests made by the Company pursuant to this clause from time to time and perform such duties at such place and time as the Company may reasonably request. 16. Return of property on termination 16.1. In the event of the termination of the employment of the Executive for whatever reason, the Executive immediately shall deliver up to the Company or its authorised representative any property of the Company and/or any other Group Company which may be in his possession, custody or control, including without limitation minutes, memoranda, correspondence, notes, records, reports, sketches, plans, credit cards, security cards/passes, Company-provided mobile phone, discs, keys, software, address books, databases, proposals, electronic mail, files or other documents, whether or not the property was originally supplied to him by the Company or any other Group Company. The Executive’s obligations under this clause include the return of all copies(whether in hard copy or electronic form), drafts, reproductions, notes, extracts or summaries (however stored or made) of all documents and software. 16.2. If so requested, the Executive shall provide to the Company a signed statement confirming that he has complied fully with this clause. 17. Governing law and jurisdiction 17.1. This Agreement and the Executive’s employment shall be governed by, and construed in accordance with, the laws of People’s Republic of China. 17.2. The Company and the Executive agree to submit to the non-exclusive jurisdiction of the People’s Republic of China courts and labour tribunal in respect of any dispute arising under this Agreement and the Executive’s employment with the Company.

 18. General — 18.1. Employee handbook The Executive is required to comply with the provisions of any employee handbook implemented by the Company and as amended at the Company’s discretion from time to time. For the avoidance of doubt, the Executive shall be deemed to have read and understood the employee handbook prior to signing this agreement and all of the provisions of the handbook shall form part of the terms of the Executive’s terms of employment (if any). 18.2. Equal opportunities The Company is an equal opportunities employer and the Executive is required to refrain from any discrimination, harassment or vilification which is prohibited by local laws. The Executive is required to comply with any equal opportunities policy implemented by the Company from time to time. 18.3. Data privacy The Executive consents to the Company and/or any other Group Company holding and processing the data it collects in relation to him in the course of his employment, for the purposes of the Company's administration and management of its employees and its business and for compliance with applicable procedures, laws and regulations and to the transfer, storage and processing of such data in and outside China. The Executive may request access to and correction of his personal data by contacting the Human Resources Department. 18.4. Inconsistency In the event of any conflict between the terms of this Agreement and any other document recording or purporting to record the terms of the Executive's employment by the Company, the terms of this Agreement shall prevail. 18.5. Prior agreements This Agreement and any documents referred to constitute the entire agreement between the Company and the Executive. This Agreement shall be in substitution for any subsisting agreement, service agreement or contract of employment (oral or otherwise) made between the Company and the Executive or between any other Group Company and the Executive which shall be deemed to have been terminated by mutual consent with effect from the Commencement Date. The Executive warrants and agrees that he is not entering into this Agreement in reliance on any representation not expressly set out in this Agreement.

 18.6. Severability If any provision of this Agreement or a clause hereof is determined to be illegal or unenforceable by any court of law or any competent governmental or other authority, the remaining provisions within that clause and the remainder of this Agreement shall be severable and enforceable in accordance with their terms, so long as this Agreement, without such terms or provisions, does not fail its essential purpose. The parties shall negotiate in good faith to replace any such illegal or unenforceable provisions with suitable substitute provisions which will maintain as far as possible the purposes and the effect of this Agreement. 18.7. Notices Any notice to be given under this Agreement shall be given in writing and may be sent, addressed in the case of the Company to its registered office for the time being and in the case of the Executive to him at his last known place of residence or given personally, and any notice given by post shall be deemed to have been served at the expiration of 48 hours after the same was posted. SIGNED by ) for and on behalf of the ) Board of Moxian, Inc ) Name: Tan Wan Hong Position: CFO of Moxian, Inc 5/2/2018 SIGNED by the Executive ) Name: Yin Yi Jun 5/2/2018